SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 18, 1994
(To Prospectus dated January 14, 1994)

                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                          Seller and Master Servicer


               Mortgage Pass-Through Certificates, Series 1994-4


The Class A-5 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

     The Class A-5 Certificates

     o This supplement relates to the offering of the Class A-5 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-5 certificates. Additional information is contained in the prospectus supplement dated February 18, 1994 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 14, 1994. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

     o As of the July 25, 2000, the class certificate balance of the Class A-5 certificates was approximately $13,810,408.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 16, 2000


                               THE MORTGAGE POOL

     As of July 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 659 Mortgage Loans having an aggregate Stated Principal Balance of approximately $184,681,418.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                              July 1, 2000

Total Number of Mortgage Loans...................................................                  659
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.61%
         60-90 days..............................................................                 0.15%
         91 days or more (excluding pending foreclosures)........................                 0.15%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.91%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.15%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 1.06%
                                                                                                  =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $16.801 billion at February 29, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                       At February 28, (29),
                                                   ---------------------------------------------------------------
                                                       1997            1998            1999             2000
                                                       ----            ----            ----             ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................       0.65%         1.08%           1.03%            1.37%
         60-89 days..............................       0.15          0.16            0.18             0.22
         90 days or more (excluding pending
              foreclosures)......................       0.16          0.16            0.12             0.16
                                                        ----          ----            ----             ----
         Total of delinquencies..................       0.96%         1.40%           1.33%            1.73
                                                        ====          ====            ====             ====
Foreclosures pending.............................       0.17%         0.17%           0.14%            0.36
                                                        ====          ====            ====             ====
Total delinquencies and foreclosures pending.....       1.13%         1.57%           1.47%            1.99
                                                        ====          ====            ====             ====
Net Gains/(Losses) on liquidated loans (1) ......  ($2,812,000)   ($2,662,000)    ($2,882,524)     (3,076,240)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................      (0.032)%      (0.024)%        (0.028)%         (0.0017)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.033)%      (0.027)%        (0.028)%         (0.0018)%

______________
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000.


                                                                    At February 28, (29),
                                                   ---------------------------------------------------------
                                                       1997            1998           1999         2000
                                                       ----            ----           ----         ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%
         60-89 days..............................      0.52           0.58            0.21          0.25
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32
                                                       ----           ----            ----          ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%
                                                       ====           ====            ====          ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%
                                                       ====           ====            ====          ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%
                                                       ====           ====            ====          ====

______________
(1) Excluding loans subserviced for others.

                   DESCRIPTION OF THE CLASS A-5 CERTIFICATES

     The Class A-5 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-5 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of July 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-5 Certificates was approximately $13,810,408, evidencing a beneficial ownership interest of approximately 7.50% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $169,285,180 and evidenced in the aggregate a beneficial ownership interest of approximately 91.70% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $15,396,238, and evidenced in the aggregate a beneficial ownership interest of approximately 8.30% in the Trust Fund. For additional information with respect to the Class A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                    Original       Remaining
                                                    Term to         Term to
    Principal       Mortgage     Net Mortgage       Maturity         Maturity
     Balance          Rate           Rate          (in months)     (in months)
---------------   -----------    ------------      -----------     ----------

$107,701,344.13   7.087345223%   6.824345223%          360            282

 $76,980,073.62   7.627796233%   7.364796233%          360            282

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-5 Certificates is $13,810,408.22 (ix) interest accrues on the Class A-5 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-5 Certificates is August 16, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 400% SPA assumes prepayment rates will be 0.80% per annum in month one, 1.60% per annum in month two, and increasing by 0.80% in each succeeding month until reaching a rate of 24.0% per annum in month 30 and remaining constant at 24.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                                  Class A-5
                                                          SPA Prepayment Assumption

          Distribution Date               0%     125%     225%     350%     400%      550%      700%
          -----------------               --     ----     ----     ----     ----      ----      ----
Initial Percent..................          33      31       30       30       30       30         30
August 25, 2001..................          28      14       14       14       14       14         14
August 25, 2002..................          22       5        5        5        5        5          5
August 25, 2003..................          16       0        0        0        0        0          0
August 25, 2004..................          10       0        0        0        0        0          0
August 25, 2005..................          30       0        0        0        0        0          0
August 25, 2006..................           0       0        0        0        0        0          0
August 25, 2007..................           0       0        0        0        0        0          0
August 25, 2008..................           0       0        0        0        0        0          0
August 25, 2009..................           0       0        0        0        0        0          0
August 25, 2010..................           0       0        0        0        0        0          0
August 25, 2011..................           0       0        0        0        0        0          0
August 25, 2012..................           0       0        0        0        0        0          0
August 25, 2013..................           0       0        0        0        0        0          0
August 25, 2014..................           0       0        0        0        0        0          0
August 25, 2015..................           0       0        0        0        0        0          0
August 25, 2016..................           0       0        0        0        0        0          0
August 25, 2017..................           0       0        0        0        0        0          0
August 25, 2018..................           0       0        0        0        0        0          0
August 25, 2019..................           0       0        0        0        0        0          0
August 25, 2020..................           0       0        0        0        0        0          0
August 25, 2021..................           0       0        0        0        0        0          0
August 25, 2022..................           0       0        0        0        0        0          0
August 25, 2023..................           0       0        0        0        0        0          0
August 25, 2024..................           0       0        0        0        0        0          0
                                            -       -        -        -        -        -          -
Weighted Average Life (years) **.          2.92    1.10     1.12     1.12     1.12     1.12       1.12

______________
*    As of the original issuance date. Rounded to the nearest whole percentage.
**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,145,617 and $1,338,352 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-5 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-5 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-5 Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-5 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A-5 Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-5 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-5 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-5 Certificates are currently rated "AAA" by Fitch IBCA, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

-----------------------------------------------------------------------------------------------
                                         MORTGAGE RATES(1)
-----------------------------------------------------------------------------------------------
  Mortgage Rates(%)                   Number of       Aggregate Principal         Percent of
                                    Mortgage Loans          Balance              Mortgage Pool
-----------------------------------------------------------------------------------------------
6.50                                       1               $208,709.33                0.11%
6.63                                       1                458,743.36                0.25%
6.75                                      35              9,870,051.30                5.34%
6.88                                      42             11,511,125.34                6.23%
7.00                                      80             21,508,534.38               11.65%
7.13                                      66             19,568,482.31               10.60%
7.25                                     148             44,575,698.11               24.14%
7.38                                      68             17,335,406.33                9.39%
7.50                                      74             20,764,994.56               11.24%
7.63                                      30              8,657,191.09                4.69%
7.75                                      41             10,554,332.54                5.71%
7.88                                      57             15,660,864.80                8.48%
8.00                                       8              2,228,376.25                1.21%
8.13                                       2                521,076.90                0.28%
8.25                                       5              1,034,644.38                0.56%
8.38                                       1                223,186.77                0.12%
----------------------------------------------------------------------------------------------
                             Total       659           $184,681,417.75              100.00%
==============================================================================================
(1)  As of the Reference Date, the weighted average Mortgage Rate of the
     Mortgage Loans is approximately 7.313% per annum.

                            CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

  Current Mortgage Loan Amounts       Number of       Aggregate Principal     Percent of Mortgage
                                    Mortgage Loans    Balance Outstanding            Pool
-----------------------------------------------------------------------------------------------
$0   --     $50,000                         1                    $0.00                0.00%
$50,001  --    $100,000                     6               479,733.78                0.26%
$100,001  --    $150,000                   13             1,587,982.94                0.86%
$150,001  --    $200,000                   66            12,616,045.27                6.83%
$200,001  --    $250,000                  253            56,193,351.66               30.43%
$250,001  --    $300,000                  125            33,883,754.99               18.35%
$300,001  --    $350,000                   75            24,077,369.92               13.04%
$350,001  --    $400,000                   47            17,455,901.91                9.45%
$400,001  --    $450,000                   19             7,982,641.44                4.32%
$450,001  --    $500,000                   18             8,393,657.38                4.54%
$500,001  --    $550,000                   13             6,797,125.02                3.68%
$550,001  --    $600,000                   11             6,360,155.23                3.44%
$600,001  --    $650,000                    4             2,575,954.93                1.39%
$650,001  --    $750,000                    4             2,716,061.06                1.47%
$750,001  -- $1,000,000                     4             3,561,682.22                1.93%
-----------------------------------------------------------------------------------------------
                             Total        659          $184,681,417.75               100.00%
===============================================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is approximately $280,244.94.




                                 ORIGINAL LOAN-TO-VALUE RATIOS(1)

 Original Loan-To-Value Ratios(%)     Number of       Aggregate Principal         Percent of
                                    Mortgage Loans    Balance Outstanding        Mortgage Pool

----------------------------------------------------------------------------------------------
50.00 and below                             64          $19,636,832.07               10.63%
50.01 to 55.00                              37           11,682,589.18                6.33%
55.01 to 60.00                              57           16,777,041.92                9.08%
60.01 to 65.00                              41           11,661,948.05                6.31%
65.01 to 70.00                              46           12,842,050.53                6.95%
70.01 to 75.00                              78           21,733,116.24               11.77%
75.01 to 80.00                             231           65,836,685.98               35.65%
80.01 to 85.00                              17            4,173,219.96                2.26%
85.01 to 90.00                              88           20,337,933.82               11.01%
---------------------------------------------------------------------------------------------
                             Total         659         $184,681,417.75              100.00%
============================================================================================
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.270%.

                            STATE DISTRIBUTION OF MORTGAGED PROPERTIES

              State                   Number of       Aggregate Principal         Percent of
                                    Mortgage Loans    Balance Outstanding        Mortgage Pool
------------------------------------------------------------------------------------------------
California                                 368         $107,442,560.32               58.18%
Georgia                                     15            4,124,867.95                2.23%
Illinois                                    19            6,222,205.59                3.37%
Massachusetts                               37            9,242,019.19                5.00%
New Jersey                                  19            4,524,471.49                2.45%
New York                                    47           12,172,895.81                6.59%
Pennsylvania                                15            3,904,555.64                2.11%
Texas                                       22            5,250,456.32                2.84%
Other (less than 2%)                       117           31,797,385.44               17.22%
------------------------------------------------------------------------------------------------
                             Total         659         $184,681,417.75              100.00%
================================================================================================
(1)  Other includes 26 states and the District of Columbia, with under 2% concentration individually.

                                     PURPOSE OF MORTGAGE LOAN

           Loan Purpose               Number of       Aggregate Principal         Percent of
                                    Mortgage Loans    Balance Outstanding        Mortgage Pool
----------------------------------------------------------------------------------------------
Purchase                                   179          $47,437,534.07               25.69%
Refinance (rate/term)                      401          116,064,297.24               62.85%
Refinance (cash out)                        79           21,179,586.44               11.47%
----------------------------------------------------------------------------------------------
                             Total         659         $184,681,417.75              100.00%
===============================================================================================

                             DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

  Type of Program                     Number of       Aggregate Principal         Percent of
                                    Mortgage Loans    Balance Outstanding        Mortgage Pool

------------------------------------------------------------------------------------------------
Full                                       325          $89,560,926.11               48.49%
Alternative                                262           76,915,163.44               41.65%
Reduced                                     28            5,525,232.65                2.99%
Streamlined                                 44           12,680,095.55                6.87%
------------------------------------------------------------------------------------------------
                             Total         659         $184,681,417.75              100.00%
================================================================================================

                                 TYPE OF MORTGAGE LOANS

   Property Type                    Number of       Aggregate Principal         Percent of
                                  Mortgage Loans    Balance Outstanding        Mortgage Pool
------------------------------------------------------------------------------------------------
Single Family                              529         $148,330,863.75               80.32%
Condominium                                 13            3,373,798.81                1.83%
2-4 Family                                   1              232,486.46                0.13%
Planned Unit Development (PUD)             116           32,744,268.73               17.73%
-------------------------------------------------------------------------------------------------
                             Total         659         $184,681,417.75               100.00%
=================================================================================================


    Occupancy Type                    Number of       Aggregate Principal         Percent of
                                    Mortgage Loans    Balance Outstanding        Mortgage Pool
-----------------------------------------------------------------------------------------------
Primary Residence                           650       $181,266,516.79                98.15%
Second Residence                              9          3,414,900.96                 1.85%
-----------------------------------------------------------------------------------------------
                             Total          659       $184,681,417.75               100.00%
===============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                       TERMS TO MATURITY(1)

      Remaining Terms              Number of         Aggregate Principal         Percent of
    to Maturity (Months)         Mortgage Loans      Balance Outstanding        Mortgage Pool
-----------------------------------------------------------------------------------------------
284                                           1           $276,119.07                 0.15%
283                                         157         45,287,846.37                24.52%
282                                         415        112,028,553.79                60.66%
281                                          68         21,010,176.90                11.38%
280                                          15          5,462,151.26                 2.96%
266                                           1            223,186.77                 0.12%
260                                           1            193,938.34                 0.11%
259                                           1            199,445.25                 0.11%
------------------------------------------------------------------------------------------------
                             Total          659       $184,681,417.75               100.00%
================================================================================================
(1)  As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 282 months.


                                   EXHIBIT 2

                             Payment Date: 07/25/00

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-4
          ------------------------------------------------------------

Class Information                                Current Payment Information
----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    5.125000%             0.00          0.00            0.00       0.00       0.00
                        A2                  0.00    5.625000%             0.00          0.00            0.00       0.00       0.00
                        A3          7,070,032.48    7.256250%       164,828.16     42,751.60      207,579.77       0.00       0.00
                        A4          9,367,902.64    1.243750%             0.00      9,709.44        9,709.44       0.00       0.00
                        A5         14,140,064.55    6.250000%       329,656.33     73,646.17      403,302.50       0.00       0.00
                        A6          4,378,000.00    7.000000%             0.00     25,538.33       25,538.33       0.00       0.00
                        A7         28,335,984.03    7.000000%             0.00    165,293.24      165,293.24       0.00       0.00
                        A8         15,455,815.64    7.356250%             0.00     94,747.37       94,747.37       0.00       0.00
                        A9          4,416,385.77    5.753235%             0.00     21,173.75       21,173.75       0.00       0.00
                        A10        13,000,000.00    7.000000%             0.00     75,833.33       75,833.33       0.00       0.00
                        A11         9,000,000.00    7.000000%             0.00     52,500.00       52,500.00       0.00       0.00
                        A12        68,981,032.51    6.950000%             0.00    399,515.15      399,515.15       0.00       0.00
                        A13         2,297,870.16    7.256250%             0.00     13,894.93       13,894.93       0.00       0.00
                        PO          2,711,565.98    0.000000%         8,958.46          0.00        8,958.46       0.00       0.00
Residual                AR              1,871.99    7.000000%             0.00         12.83           12.83       0.00       0.00
                        AGG        50,852,275.33    0.000000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Subordinate             M           6,246,781.34    7.000000%        13,188.45     36,439.56       49,628.00       0.00       0.00
                        B1          3,903,912.60    7.000000%         8,242.09     22,772.82       31,014.92       0.00       0.00
                        B2          3,123,825.02    7.000000%         6,595.14     18,222.31       24,817.45       0.00       0.00
                        B3          1,405,547.50    7.000000%         2,967.45      8,199.03       11,166.47       0.00       0.00
                        B4            494,264.33    7.000000%           765.91      2,883.21        3,649.12       0.00       0.00
                        B5            254,059.54    7.000000%           393.69      1,482.01        1,875.70       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        185,217,013.43     -              535,595.68  1,064,615.10    1,600,210.78     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2                  0.00              0.00
                                A3          6,905,204.31              0.00
                                A4          9,203,074.47              0.00
                                A5         13,810,408.22              0.00
                                A6          4,378,000.00              0.00
                                A7         28,335,984.03              0.00
                                A8         15,455,815.64              0.00
                                A9          4,416,385.77              0.00
                                A10        13,000,000.00              0.00
                                A11         9,000,000.00              0.00
                                A12        68,981,032.51              0.00
                                A13         2,297,870.16              0.00
                                PO          2,702,607.52              0.00
Residual                        AR              1,871.99              0.00
                                AGG        50,324,512.06              0.00
--------------------------------------------------------------------------------
Subordinate                     M           6,233,592.89              0.00
                                B1          3,895,670.51              0.00
                                B2          3,117,229.88              0.00
                                B3          1,402,580.05              0.00
                                B4            493,498.42              0.00
                                B5            253,665.85              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        184,681,417.75     -
--------------------------------------------------------------------------------

                             Payment Date: 07/25/00


          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-4
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     5.125000% 126690VN3     0.000000      0.000000      0.000000
                           A2              0.00     5.625000% 126690VP8     0.000000      0.000000      0.000000
                           A3      7,070,032.48     7.256250% 126690VQ6     2.394853      0.621155    100.328427
                           A4      9,367,902.64     1.243750% 126690VR4     0.000000      0.136214    129.109783
                           A5     14,140,064.55     6.250000% 126690VS2     8.007587      1.788918    335.464638
                           A6      4,378,000.00     7.000000% 126690VT0     0.000000      5.833333  1,000.000000
                           A7     28,335,984.03     7.000000% 126690VU7     0.000000      3.078086    527.671956
                           A8     15,455,815.64     7.356250% 126690VV5     0.000000      4.703503    767.266463
                           A9      4,416,385.77     5.753235% 126690VW3     0.000000      3.678553    767.266464
                           A10    13,000,000.00     7.000000% 126690VX1     0.000000      5.833333  1,000.000000
                           A11     9,000,000.00     7.000000% 126690VY9     0.000000      5.833333  1,000.000000
                           A12    68,981,032.51     6.950000% 126690VZ6     0.000000      5.420977    935.995991
                           A13     2,297,870.16     7.256250% 126690WA0     0.000000      5.659851    935.995992
                           PO      2,711,565.98     0.000000% 126690WB8     2.122444      0.000000    640.303601
Residual                   AR          1,871.99     7.000000% 126690WC6     0.000000      6.415196    935.995000
                           AGG    50,852,275.33     0.000000%               0.000000      0.000000    495.320001
------------------------------------------------------------------------------------------------------------------------
Subordinate                M       6,246,781.34     7.000000% 126690WD4     1.834021      5.067384    866.860366
                           B1      3,903,912.60     7.000000% 126690WE2     1.834021      5.067384    866.860372
                           B2      3,123,825.02     7.000000% 126690WF9     1.834021      5.067384    866.860368
                           B3      1,405,547.50     7.000000% 126690YA8     1.834021      5.067384    866.860352
                           B4        494,264.33     7.000000% 126690YB6     1.420985      5.349181    915.581476
                           B5        254,059.54     7.000000% 126690YC4     0.273554      1.029770    176.258498
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     185,217,013.43       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-4
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  184,681,417.75   184,681,417.75
Aggregated loan count                           659              659
Aggregated average loan rate              7.312401%             7.31
Aggregated prepayment amount             248,420.38       248,420.38

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             38,586.88        38,586.88
Monthly sub servicer fees                      0.00             0.00
Monthly trustee fees                       2,006.52         2,006.52


Aggregate advances                              N/A              N/A
Advances this periods                     16,348.86        16,348.86

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)              0.00             0.00
Cumulative losses (from Cut-Off)       1,122,156.57     1,122,156.57

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                             1,338,351.69     1,338,351.69
Fraud                                          0.00             0.00
Special Hazard                         4,145,617.00     4,145,617.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior           91.686017%            96.618536%            169,788,623.10
   -----------------------------------------------------------------------------
   Junior            8.313983%             3.381464%             15,396,237.60
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           4                 1,272,046.38
60 to 89 days                           1                   144,099.46
90 or more                              1                   523,384.97
Foreclosure                             1                   222,454.76

Totals:                                 7                 2,161,985.57
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            1,600,210.78          1,600,210.78
Principal remittance amount              535,595.68            535,595.68
Interest remittance amount             1,064,615.10          1,064,615.10